Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), dated March 29, 2022, pertaining to the Acumen Pharmaceuticals Inc. 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of our report dated March 28, 2022, with respect to the consolidated financial statements of Acumen Pharmaceuticals Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2021 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

March 28, 2022